EXHIBIT 10.2



                      Agreement and Plan of Reorganization

                                     Between

                               USURF AMERICA, Inc.
                              a Nevada corporation

                                   UTEL, INC.,
                             a Colorado corporation

                                       AND

                          SunWest Communications, Inc.
                             a Colorado corporation

                             As of February 5, 2004



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                                Table of Contents


Section 1 Transfer by SunWest..................................................1
         Section 1.1       Transfer of SunWest's Assets........................1
         Section 1.2       Cash Retained to Pay Expenses.......................3
         Section 1.3       Cash Retained to Pay Dissenting Shareholders........3
         Section 1.4       Transfer of Excess Cash to UTEL.....................3

Section 2 Payment by USURF AMERICA.............................................4
         Section 2.1       Transfer of Parent Shares...........................4
         Section 2.2       Transfer of Additional Parent Shares................4
         Section 2.3       Adjustment of Number of Parent Shares...............4
         Section 2.4       Assumption of SunWest's Liabilities.................4
         Section 2.5       Guaranty of Payments By USURF America...............6

Section 3 Special Conditions to Closing........................................6
         Section 3.1       Colorado PUC Approval...............................6
         Section 3.2       Due Diligence Investigation.........................6

Section 4 The Closing..........................................................6
         Section 4.1       Closing Date........................................6
         Section 4.2       Documents to Be Delivered by SunWest................6
         Section 4.3       Certificates and Documents To Be Delivered..........7

Section 5 Representations and Warranties of SunWest............................7
         Section 5.1       Corporate Organization and Permits..................7
         Section 5.2       Subsidiaries........................................8
         Section 5.3       Title...............................................8
         Section 5.4       Approval and Consents...............................8
         Section 5.5       No Conflicting Agreements...........................8
         Section 5.6       No Violation of Any Instrument......................9
         Section 5.7       Corporate Authorization.............................9
         Section 5.8       Intellectual Property...............................9
         Section 5.9       Taxes..............................................10
         Section 5.10      Litigation and Government Claims...................10
         Section 5.11      Financial Information..............................10
         Section 5.12      Insurance Notices..................................11
         Section 5.13      Compliance with Laws...............................11
         Section 5.14      Employee Benefit Plans.............................11
         Section 5.15      Labor Relations....................................12
         Section 5.16      Relationships with Affiliates and Others...........12
         Section 5.17      No Significant Customers...........................12
         Section 5.18      Accuracy of Information Furnished..................12
         Section 5.19      Reliance...........................................12

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Section 6 Representations and Warranties of USURF AMERICA.....................12
         Section 6.1       Corporate Organization.............................12
         Section 6.2       Capitalization.....................................13
         Section 6.3       Approvals and Consents.............................13
         Section 6.4       No Conflicting Agreements..........................13
         Section 6.5       No Violation of Any Instruments....................13
         Section 6.6       Corporate Authorization............................14
         Section 6.7       Absence of Undisclosed Liabilities.................14
         Section 6.8       Tax Returns........................................14
         Section 6.9       Litigation.........................................14
         Section 6.10      SunWest's Bankruptcy...............................15
         Section 6.11      Reliance...........................................15
         Section 6.12      Full Disclosure....................................15
         Section 6.13      Shares to Be Issued................................15

Section 7 Representations and Warranties as to UTEL...........................15
         Section 7.1       Corporate Organization and Permits.................15
         Section 7.2       Capitalization.....................................15
         Section 7.3       Corporate Authority................................16
         Section 7.4       Liabilities........................................16

Section 8 Conduct of SunWest Pending the Closing Date.........................16
         Section 8.1       Articles of Incorporation and Bylaws...............16
         Section 8.2       Capitalization, and So Forth.......................16
         Section 8.3       Shareholders' Meeting..............................16
         Section 8.4       Conduct of Business................................16
         Section 8.5       Expenses and Costs.................................17

Section 9 Conduct of UTEL Pending the Closing Date............................17
         Section 9.1       Meeting of UTEL's Shareholders.....................17
         Section 9.2       Information........................................17

Section 10 CoVENANTS Of Both Parties..........................................17
         Section 10.1      Access to Property and Records.....................17
         Section 10.2      Public Announcements...............................18
         Section 10.3      Non-Competition....................................18
         Section 10.4      Provision of USURF America Information.............18
         Section 10.5      Filing and Effectiveness of Registration
                           Statement on Form SB-2.............................19
         Section 10.6      Audit of SunWest...................................19
         Section 10.7      Compliance With Securities and Exchange Act
                           and the Colorado Securities Act....................20
         Section 10.8      Filing of PUC Application..........................20
         Section 10.9      Release of Liens...................................20
         Section 10.10     SunWest Services to UTEL...........................20

Section 11 Conditions Precedent to SunWest's Obligations......................20
         Section 11.1      USURF America's Representations and Warranties.....20
         Section 11.2      USURF America's Covenants..........................21
         Section 11.3      UTEL's Representations and Warranties..............21
         Section 11.4      UTEL's Covenants...................................21
         Section 11.5      UTEL's Shareholder Approval........................21
         Section 11.6      Opinion of USURF America's Counsel.................21

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Section 12 Conditions Precedent to UTEL's Obligations.........................22
         Section 12.1      SunWest's Representations and Warranties...........22
         Section 12.2      SunWest's Covenants................................22
         Section 12.3      Shareholder Approval...............................22
         Section 12.4      Opinion of SunWest's Counsel.......................22

Section 13 Obligations of SunWest After the Closing Date......................23
         Section 13.1      Change of Name.....................................23
         Section 13.2      Satisfaction of Unassumed Liabilities..............23
         Section 13.3      Dissolution........................................24
         Section 13.4      SunWest's Corporate Records........................24

Section 14 Indemnification....................................................24
         Section 14.1      Indemnification by SunWest.........................24
         Section 14.2      Indemnification by USURF America...................25
         Section 14.3      Indemnification Per the Registration Rights........25
         Section 14.4      Survival of Representations and Warranties.........26

Section 15 Dispute Resolution.................................................26
         Section 15.1      Agreement to Use Procedure.........................26
         Section 15.2      Initiation of Procedure............................26
         Section 15.3      Mediation..........................................26
         Section 15.4      Arbitration........................................27
         Section 15.5      Confidentiality....................................27

Section 16 Termination........................................................27
         Section 16.1      Circumstances of Termination.......................27
         Section 16.2      Effect of Termination..............................28

Section 17 General Provisions.................................................28
         Section 17.1      Tax Statements.....................................28
         Section 17.2      Further Assurances.................................28
         Section 17.3      Waiver.............................................28
         Section 17.4      Brokers............................................28
         Section 17.5      Notices............................................29
         Section 17.6      Entire Agreement...................................29
         Section 17.7      Headings...........................................29
         Section 17.8      Governing Law......................................29
         Section 17.9      Assignment.........................................29
         Section 17.10     Confidentiality....................................29
         Section 17.11     Joint Authorship...................................30
         Section 17.12     Review by Counsel..................................30
         Section 17.13     Incorporation of Recitals..........................30
         Section 17.14     Counterparts.......................................30

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                      Agreement and Plan of Reorganization


     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is effective as of February 5, 2004, between USURF America, Inc., a Nevada corporation ("USURF America"), UTEL, Inc., a Colorado corporation ("UTEL"), a wholly owned subsidiary of USURF America, Inc., and SunWest Communications, Inc., a Colorado corporation ("SunWest").

                                    RECITALS

     WHEREAS, SunWest wishes to transfer its business and substantially all of its assets to UTEL solely in exchange for voting shares of USURF America and the assumption by UTEL of select liabilities of SunWest in a transaction intended to qualify as a "reorganization" within the meaning of ss.368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, it being contemplated by SunWest and UTEL that SunWest will thereafter, as an integral part of the transaction, distribute the Shares of USURF America first to SunWest's creditors whose liabilities are not being assumed by UTEL as part of the acquisition contemplated by this Agreement, in satisfaction of those liabilities, with any remaining Shares of USURF America being distributed pro rata to SunWest's shareholders in complete liquidation and dissolution of SunWest; and

     WHEREAS, UTEL wishes to acquire the business and substantially all of the assets of SunWest on the terms and conditions set out herein.

     Now, THEREFORE, SunWest and UTEL agree as follows:

                                   SECTION 1
                               TRANSFER BY SUNWEST

     Section 1.1 Transfer of SunWest's Assets. On the Closing Date, SunWest shall transfer and deliver to UTEL all of the properties and assets then owned by SunWest (including without limitation the right to receive mail and other communications to SunWest and the right to use the name "SunWest Communications" and any derivation or modification thereof), except (1) the amount of cash permitted to be retained by Section 1.2 and Section 1.3 hereof; (2) SunWest's corporate seal, corporate minute book, stock record books, and such other books

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and records as SunWest is required by law to retain; (3) rights that lawfully cannot be transferred by SunWest (provided, however, that such rights shall be held by SunWest for the benefit of UTEL and that UTEL at its option may act as SunWest's agent in order to enforce and obtain for UTEL the benefits of such rights); (4) any and all furniture owned by SunWest and used by Brent Hawker;
(5) the AT&T phone system, formerly owned by Vanion, Inc. currently in place at SunWest's office at the Offices at the Park in Colorado Springs, Colorado; and
(6) SunWest's rights under this Agreement. By way of illustration but not limitation, the properties and assets being transferred to UTEL shall include:

          (a) all of the assets identified on attached Exhibit 1.1;

          (b) all of SunWest's copyrights, trademarks, trade names or other trade designations used in or for its business, along with the associated goodwill, including the name "SunWest Communications";

          (c) contracts and agreements with other entities, including telecommunications carriers (to the extent assignable);

          (d) real estate leases, to the extent that they are assignable;

          (e) all rights in any data processing systems and equipment used in SunWest's business, including operations manuals, computer hardware, software, databases and related documentation;

          (f) all of SunWest's data and know-how of any kind relating to its business;

          (g) SunWest's lists of customers;

          (h) all rights of SunWest in and to the use of all telephone and facsimile numbers used in or for its business and related goodwill, including the benefit of the existing telephone listings and advertising;

          (i) all other intangible properties and assets of its business;

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          (j) all accrued, asserted or unasserted claims of SunWest against third parties relating to its business;

          (k) all prepaid expenses and deposits of or for its business; and

          (l) except as noted in (2) above, all books and records of any kind and form related to any of the foregoing.

     Section 1.2 Cash Retained to Pay Expenses. To pay its liabilities for the expenses and costs incurred by it in connection with this Agreement and the transactions contemplated herein, including its liquidation and dissolution, SunWest may retain in cash on the Closing Date the excess, if any, of Fifty Thousand Dollars ($50,000.00) over the amount expended by it between January 14, 2004 and the Closing Date for such expenses and costs.

     Section 1.3 Cash Retained to Pay Dissenting Shareholders. SunWest shall on the Closing Date retain from its assets such amount of cash as it may deem reasonably required to pay to any dissenting shareholders the fair value of their shares of SunWest common stock ("Dissenting Shares") and its expenses in connection therewith in accordance with the laws of the State of Colorado. SunWest shall not make any payment on account of Dissenting Shares on or before the Closing Date, and thereafter shall not make any payment to any holder of Dissenting Shares or make any agreement with any holder of Dissenting Shares as to the price to be paid for such shares without the prior written approval of UTEL or a final adjudication in proceedings conducted by SunWest in good faith (and in consultation with UTEL) pursuant to the laws of the State of Colorado.

     Section 1.4 Transfer of Excess Cash to UTEL. Promptly after payment of the liabilities of SunWest that are to be paid from the cash withheld pursuant to
Section 1.2 hereof, SunWest shall deliver to UTEL the cash remaining, if any, from the amount so withheld; and promptly upon determination of the claims of holders of Dissenting Shares in a manner satisfactory to UTEL, SunWest shall deliver to UTEL the cash remaining, if any, from the cash retained pursuant to
Section 1.3 hereof.

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                                   SECTION 2
                            PAYMENT BY USURF AMERICA

     Section 2.1 Transfer of Parent Shares. At the closing, UTEL shall cause USURF America to deliver to SunWest a certificate or certificates representing twenty million five hundred thousand (20,500,000) shares of USURF America's fully paid and nonassessable voting Common Stock, par value $0.0001 ("Parent Common Stock"), less the number of Dissenting Shares. Pursuant to Section 10.5 hereof, the USURF America Common Stock to be issued to SunWest (including the Dissenting Shares) shall be included in the next registration statement to be filed by USURF America with the United States Securities and Exchange Commission ("SEC").

     Section 2.2 Transfer of Additional Parent Shares. Promptly upon determination of the claims asserted by the holders of Dissenting Shares under the laws of the State of Colorado in a manner satisfactory to UTEL, UTEL shall cause USURF America to deliver to SunWest an additional certificate or certificates representing the number of shares of Parent Common Stock that represent the Dissenting Shares as to which the right to receive the fair value thereof has in the opinion of UTEL been abandoned or barred under the laws of the State of Colorado.

     Section 2.3 Adjustment of Number of Parent Shares. If, after the date of this Agreement and prior to the Closing Date, USURF America shall (1) declare any dividend payable in shares of Parent Common Stock to its common shareholders of record prior to the Closing Date or (2) split, combine, reclassify, or make a similar change in the outstanding shares of Parent Common Stock, an equitable adjustment shall be made in the number of shares of Parent Common Stock deliverable to SunWest hereunder on the Closing Date under Section 2.1 hereof; and a similar equitable adjustment shall be made in the number of Shares of Parent Common Stock deliverable under Section 2.2 hereof if any event described in this Section 2.3 shall occur between the effective date of this Agreement and the date of delivery of shares under Section 2.2 hereof.

     Section 2.4 Assumption of SunWest's Liabilities. At the closing, UTEL shall assume and pay, discharge, and perform when lawfully due all liabilities, contracts, and other obligations of SunWest (1) owing under its court-approved Bankruptcy Reorganization Plan as well as (2) liabilities itemized on Exhibit
2.4 that have been incurred by SunWest in the operation of its business on or

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prior to the Closing Date; specifically excluding however, (i) liabilities of
SunWest described in Section 1.2 or Section 1.3 hereof; (ii) any federal or state income tax liabilities incurred by SunWest due to its liquidation activities following the Closing Date; (iii) any federal or state income tax liabilities incurred by SunWest as a result of the acquisition contemplated by this Agreement being treated as a taxable event; and (iv) the following listed promissory notes:

          (a) Dan Potter as holder in due course of that certain promissory note dated as of March 17, 2000, in the original face amount of $7,200,000.00, originally made payable to CoBank, ACB;

          (b) Dan Potter as holder in due course of that certain promissory note dated as of March 17, 2000, in the original face amount of $650,000.00, originally made payable to CoBank, ACB;

          (c) King's Deer Development, LLC as holder of that certain promissory note dated January 25, 2001, in the original face amount of $82,000.00;

          (d) King's Deer Development, LLC as holder of that certain promissory note dated February 15, 2001, in the original face amount of $25,000.00;

          (e) King's Deer Development, LLC as holder of that certain promissory note dated February 21, 2001, in the original face amount of $40,000.00;

          (f) King's Deer Development, LLC as holder of that certain promissory note dated February 28, 2001, in the original face amount of $100,000.00;

          (g) King's Deer Development, LLC as holder of that certain promissory note dated March 6, 2001, in the original face amount of $115,000.00;

          (h) Brent Hawker & Company as holder of that certain promissory note dated January 26, 2001, in the original face amount of $15,000.00;

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     Section 2.5 Guaranty of Payments By USURF America. USURF America hereby unconditionally, directly and absolutely guarantees to SunWest the payment and performance by UTEL of all the liabilities of SunWest being expressly assumed by UTEL under Section 2.4 hereof.

                                   SECTION 3
                          SPECIAL CONDITIONS TO CLOSING

     The closing of the acquisition contemplated by this Agreement is subject to satisfaction of the following special conditions:

     Section 3.1 Colorado PUC Approval. The Colorado Public Utility Commission ("PUC") shall have approved of the transfer of assets to and assumption of liabilities by UTEL as contemplated by this Agreement.

     Section 3.2 Due Diligence Investigation. SunWest and UTEL both shall have performed satisfactory due diligence investigations of each other, to be completed no later than March 31, 2004.

                                    SECTION 4
                                   THE CLOSING

     Section 4.1 Closing Date. The closing shall take place at the office of UTEL in Colorado Springs, Colorado, at 10:00 A.M., local time, on the tenth
(10th) business day following the last to occur of the following events (the "Closing Date"):

          (a) The approval by the PUC of the transfer of assets and assumption of liabilities contemplated by this Agreement.

          (b) Approval by the shareholders of SunWest of this Agreement in accordance with Section 12.3 hereof.

          (c) Approval by the shareholders of UTEL of this Agreement in accordance with Section 11.5 hereof.

     Section 4.2 Documents to Be Delivered by SunWest. At the closing, SunWest will deliver to UTEL (1) such instruments of transfer (including consents and approvals of third parties, including the PUC approval required by Section 3.1 hereof) as will be sufficient or requisite in the opinion of UTEL's counsel to vest in UTEL, its successors and assigns, the full legal and equitable title of SunWest to the properties to be transferred by SunWest pursuant to Section 1.1

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hereof; (2) an instrument satisfactory to counsel for UTEL appointing UTEL as the true and lawful attorney in fact for SunWest to institute and prosecute (in its own name or in the name of SunWest but for the benefit of UTEL) any proceedings deemed by UTEL to be necessary or appropriate to collect, assert, or enforce its right, title, and interest to the properties and assets to be transferred to UTEL hereunder, including rights described in Section 1 hereof;
(3) the documents referred to in Section 12 hereof; (4) acknowledgments of assignment pertaining to all interconnect and/or reseller agreements, duly executed by each provider, and in a form acceptable to counsel for UTEL; and (5) such evidences as counsel for UTEL may reasonably require as to SunWest's compliance with provisions of the laws of the State of Colorado relating to the change of SunWest's corporate name, the sale of all or substantially all of its assets, and its liquidation and dissolution pursuant to the provisions of this Agreement.

     Section 4.3 Certificates and Documents To Be Delivered. At the closing, UTEL will cause USURF America to deliver to SunWest (1) certificates representing the number of shares of Parent Common Stock to be delivered to SunWest under Section 2.1 hereof; (2) the documents referred to in Section 11 hereof; and (3) an instrument satisfactory to counsel for SunWest evidencing the assumption by UTEL of the liabilities to be assumed by UTEL under Section 2.4 hereof.

                                   SECTION 5
                    REPRESENTATIONS AND WARRANTIES OF SUNWEST

     SunWest represents and warrants, as of the Closing Date, that:

     Section 5.1 Corporate Organization and Permits. SunWest is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and is duly qualified to do business as a foreign corporation in each jurisdiction (if any) in which its property or business requires such qualification. SunWest has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships (collectively, "Permits") necessary to own its property and assets, and to carry on its business in the places where such properties are owned or such business is conducted. Each of such Permits and SunWest's rights with respect thereto is valid, in full force and effect, and enforceable by SunWest. SunWest is in compliance in all material respects with the terms of such Permits. None of such Permits have been or, to the knowledge of SunWest, are threatened to be revoked, canceled, suspended or modified.

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     Section 5.2 Subsidiaries. SunWest has one subsidiary, Elite Telephone
Company, Inc., a Colorado corporation ("Elite"). Elite's only assets consist of a PUC CLEC license and an interconnection agreement with Qwest Communications, Inc. Elite is not currently operational.

     Section 5.3 Title. SunWest has good and valid title to all property included in the balance sheet of SunWest as of December 31, 2003, other than property disposed of in the ordinary course of business after said date. Except for the UCC-1 liens identified in Exhibit 5.4, which liens have been previously filed against certain of SunWest's assets, the properties of SunWest are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of SunWest.

     Section 5.4 Approval and Consents. SunWest will exert its best business efforts to secure approval of the assignment of all of its contracts. SunWest represents that all such contracts, once their assignment has been approved by the other party thereto, will remain in full force and effect after the Closing Date, that SunWest is not in breach of any of such contracts and that the consummation of the transaction contemplated by this Agreement will not constitute a breach or an event of default under any of such contracts.

     Section 5.5 No Conflicting Agreements. Neither the execution nor performance of this Agreement or any other document executed by SunWest in connection with the transaction contemplated by this Agreement will result in any breach, violation of, or conflict with, or constitute a default under any contract or agreement to which SunWest is a party, or result in the termination or acceleration or maturity of, or result in the imposition of, any lien, claim, obligation, or encumbrance upon any of its assets.

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     Section 5.6 No Violation of Any Instrument. SunWest is not in violation of or in default under, nor has any event occurred that, with the lapse of time or the giving of notice or both, would constitute a violation of or default under, or permit the termination or the acceleration of maturity of, or result in the imposition of any lien, claim, or encumbrance upon any property or asset of SunWest pursuant to its articles of incorporation or bylaws, or any note, bond indenture, mortgage, evidence of indebtedness, loan or lease agreement, judgment, order, injunction or decree to which it is a party, by which it is bound or to which any of its assets or business are subject, except for breaches or defaults that in the aggregate would not have a materially adverse effect on SunWest's properties, business operations, or financial condition.

     Section 5.7 Corporate Authorization. SunWest has the corporate power and authority to execute and deliver this Agreement and all other documents executed in connection therewith and to perform the obligations imposed by this Agreement and all such other documents. All corporate action on the part of SunWest and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and all other documents executed in connection therewith, and for the performance of SunWest's obligations thereunder has been or will be taken prior to Closing Date. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of SunWest.

     Section 5.8 Intellectual Property. Exhibit 5.8 attached hereto accurately identifies all of SunWest's copyrights, trademarks, service marks, trade dress, trade names, trade designations, technology, processes and technical data (collectively, "Intellectual Property"), if any, currently owned in whole or in part by SunWest relating to its business and all agreements relating to the Intellectual Property that SunWest is licensed or authorized to use by other persons relating to its business. SunWest owns or is licensed to use the Intellectual Property relating to its business without infringing on or violating the rights of any other person, and no consent of any other person is required for the ownership or use thereof by UTEL upon consummation of the transaction contemplated by this Agreement. No claim has been asserted by any person or entity to the ownership or the right to use any of the Intellectual Property or challenging or questioning the validity or effectiveness of any of the Intellectual Property.

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     Section 5.9 Taxes. All monies required to be withheld by SunWest from employees or collected from customers for income taxes, social security, Medicare and unemployment insurance taxes, sales, excise and use taxes, and all such taxes to be paid by SunWest to governmental authorities have been collected or withheld and paid to the respective governmental authorities, or such obligations have been accrued, reserved, or otherwise recorded in SunWest's accounting records. All federal, state, county and local income, gross receipts, excise, property, franchise, licenses, sales, use, withholding and other tax and information returns and declarations required to have been filed before the Closing Date by SunWest have been duly and timely filed, and each such return correctly reflects the tax liability and all other information required to be reported therein. SunWest has paid in full all taxes, penalties, interest and related charges and fees to the extent such payments were or are required before and as of the Closing Date. SunWest does not have any deficiency with respect to any tax period or any liability with respect to taxes or penalties and interest thereon, or related charges and fees, whether or not assessed. No waivers or extensions of statutes of limitation or deadlines for assessments or collection of taxes are in effect. There are no pending or threatened claims, assessments, proposals to assess deficiencies or audits with respect to any taxes owed or allegedly owed by SunWest, nor, to the knowledge of SunWest, is there any basis for any such action. The tax returns and reports of SunWest have never been audited by the Internal Revenue Service or any other taxing authority.

     Section 5.10 Litigation and Government Claims. There is no suit, claim, action or litigation, or governmental, administrative, arbitral or other similar proceeding, investigation or inquiry, pending or, to the knowledge of SunWest, threatened against or affecting SunWest or to which its business or assets are subject. To the best of SunWest's knowledge, there are no such proceedings threatened or contemplated or any unasserted claims (whether or not the potential claimant may be aware of the claim) of any nature that might be asserted against SunWest regarding its business or assets.

     Section 5.11 Financial Information. In contemplation of this transaction, SunWest has given UTEL access to the unaudited financial information with respect to its business (the "Financial Statements"). SunWest is in the process of having its Financial Statements audited, and UTEL will have full access to such audit report.

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     Section 5.12 Insurance Notices. SunWest has not received notice from any insurer of the intention (whether or not subject to conditions) of such insurer to discontinue any insurance coverage relating to its business or any of the assets because of the operation or condition of any of the assets or any of the real property leased or subleased by SunWest.

     Section 5.13 Compliance with Laws. As conducted by SunWest, its business is in compliance with all applicable laws and regulations. SunWest is not a party to or subject to any judgment, order or decree entered in any suit or proceeding brought by any governmental authority or regulatory agency or any other person or entity enjoining or restricting SunWest with respect to any business practice, the acquisition of any property, the use of any of its assets, or the conduct of its business.

     Section 5.14 Employee Benefit Plans. Except for a 401(k) plan, SunWest does not have or maintain any pension, profit-sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock option, stock purchase, performance share, bonus, or other incentive plan (except for sales commission plans currently in effect), severance plan (except for those currently in effect with Bart Atkinson and Alan Johnson), or other similar plan, agreement, policy or understanding, including any "employee benefit plan" within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), under which SunWest or any other corporation or trade or business under common control with SunWest (an "ERISA Affiliate") as determined under Sections 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended, has any current or future obligation or liability or under which any present or former employee of SunWest or an ERISA Affiliate has any current or future right to benefits. Full payment has been made of all amounts that SunWest is required to pay under the terms of all employee benefit plans as contributions to such plans, and no accumulated funding deficiencies, whether or not waived, exist with respect to such plans. No other condition exists that would justify the attachment of any liens on, or any other recourse to, the assets or SunWest's business as a result of the funding or administration of any employee benefit plan of SunWest.

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

     Section 5.15 Labor Relations. SunWest has no employees. Those individuals performing services for SunWest are employees of The Personnel Department, and perform services for SunWest pursuant to a contract between SunWest and The Personnel Department.

     Section 5.16 Relationships with Affiliates and Others. Except as set forth on Exhibit 5.16, no director, officer or shareholder of SunWest, or any person who is related to such director, officer or shareholder by blood or marriage, serves as a director, officer, shareholder, partner, member or equity owner of any customer, vendor, supplier or service provider to the business.

     Section 5.17 No Significant Customers. SunWest has no customers from which ten percent (10%) or more of the gross revenues of its business was derived during the past twelve (12) months.

     Section 5.18 Accuracy of Information Furnished. No representation or warranty by SunWest in or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein, in light of the circumstances under which they were made, not false or misleading. To the best of SunWest's knowledge, it has disclosed to UTEL all facts known to it that are material to the assets and to the operations, financial condition or prospects of SunWest's business.

     Section 5.19 Reliance. SunWest acknowledges that UTEL is entering into this Agreement in reliance upon the representations and warranties made by SunWest herein. All representations and warranties made by SunWest in this Agreement shall survive the Closing Date.

                                   SECTION 6
                 REPRESENTATIONS AND WARRANTIES OF USURF AMERICA

     USURF America represents and warrants, as of the Closing Date, that:

     Section 6.1 Corporate Organization. USURF America is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to do business as a foreign corporation in each jurisdiction (if any) in which its property or business requires such qualification.

     Section 6.2 Capitalization. The authorized capital stock of USURF America consists of 400,000,000 shares of common stock, having a par value of $0.0001 each, of which 103,936,786 shares were issued and outstanding as of September 30, 2003, and 100,000,000 shares of preferred stock, having a par value of $0.0001 each, of which no shares are issued or outstanding. All the issued and outstanding shares are validly issued, fully paid, and nonassessable.

     Section 6.3 Approvals and Consents. No authorization, consent, permit, license or approval of, or declaration, registration of filing with, any person or entity (including any governmental authority), other than the condition imposed by Section 3.1 hereof, or those already obtained in writing, is required as a condition to the execution, delivery or performance by USURF America of this Agreement or any other document executed by USURF America in connection with this Agreement or the consummation of the transaction contemplated hereby.

     Section 6.4 No Conflicting Agreements. Neither the execution nor performance of this Agreement or any other document executed by USURF America in connection with the transaction contemplated by this Agreement will result in any breach, violation of, or conflict with, or constitute a default under any contract or agreement to which USURF America is a party, or the creation or imposition of any lien, charge, or encumbrance on any of the properties of USURF America.

     Section 6.5 No Violation of Any Instruments. USURF America is not in violation of or in default under, nor has any event occurred that, with the lapse of time or the giving of notice or both, would constitute a violation of or default under, or permit the termination or the acceleration of maturity of, or result in the imposition of any lien, claim, or encumbrance upon any property or asset of USURF America pursuant to its articles of incorporation or bylaws, or any note, bond indenture, mortgage, evidence of indebtedness, loan or lease agreement, judgment, order, injunction or decree to which it is a party, by which it is bound or to which any of its assets or business are subject, except for breaches or defaults that in the aggregate would not have a materially adverse effect on USURF America's properties, business operations, or financial condition.

     Section 6.6 Corporate Authorization. USURF America has the corporate power and authority to execute and deliver this Agreement and all other documents executed in connection therewith and to perform the obligations imposed by this Agreement and all such other documents. All corporate action on the part of USURF America and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and all other documents executed in connection herewith, and for the performance of USURF America's obligations hereunder has been or will be taken prior to Closing Date. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of USURF America.

     Section 6.7 Absence of Undisclosed Liabilities. USURF America has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in USURF America's consolidated balance sheet as of September 30, 2003, included in the financial statements, except for those that may have been incurred after the date of that consolidated balance sheet that are not required by generally accepted accounting principles to be included in a balance sheet. All debts, liabilities, and obligations incurred after that date were incurred in the ordinary course of business, and are usual and normal in amount both individually and in aggregate.

     Section 6.8 Tax Returns. USURF America and its subsidiaries have not filed all federal income tax returns or all state income tax or franchise returns that are required to be filed. Purchaser has incurred significant operating losses over the past several years and does not currently have any federal or state income tax liabilities. The federal income tax returns of USURF America and its subsidiaries are not in the process of being audited by the Internal revenue Service. There are no present disputes as to taxes of any nature payable by USURF America or any of its subsidiaries.

     Section 6.9 Litigation. There is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of USURF America, threatened, against or affecting USURF America or any of its businesses, assets, or financial condition, except as set forth in the footnotes to the financial statements of USURF America.

     Section 6.10 SunWest's Bankruptcy. USURF America is aware that SunWest has recently emerged from a Chapter 11 bankruptcy. USURF America is fully aware of the existence, and all of the requirements, of SunWest's Bankruptcy Reorganization Plan.

     Section 6.11 Reliance. USURF America acknowledges that SunWest is entering into this Agreement in reliance upon the representations and warranties made by USURF America herein. All representations and warranties made by USURF America in this Agreement shall survive the Closing Date.

     Section 6.12 Full Disclosure. None of the representations and warranties made by USURF America in this Agreement, or made in any certificate or memorandum or financial statement furnished hereunder contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     Section 6.13 Shares to Be Issued. The shares of Parent Common Stock to be issued and delivered pursuant to this Agreement will be duly and validly issued, fully paid, and nonassessable.

                                    SECTION 7
                    REPRESENTATIONS AND WARRANTIES AS TO UTEL

     UTEL represents and warrants, as of the Closing Date, that:

     Section 7.1 Corporate Organization and Permits. UTEL is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and is duly qualified to do business as a foreign corporation in each jurisdiction (if any) in which its property or business requires such qualification. UTEL has, or with respect to its authority to operate SunWest's business, will have by the Closing Date, all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships (collectively, "Permits") necessary to own its property, including SunWest's assets to be acquired under this Agreement, and to carry on SunWest's business.

     Section 7.2 Capitalization. The authorized capital stock of UTEL consists of 100,000 shares of common stock, having no par value, of which 1,000 shares are issued, outstanding and owned on the Closing Date by UTEL. All the issued and outstanding shares are validly issued, fully paid, and nonassessable.

     Section 7.3 Corporate Authority. This Agreement has been approved by the board of directors of UTEL. Neither the execution and delivery of this Agreement, nor performance hereunder, will conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, the certificate of incorporation or bylaws of UTEL or any agreement or instrument to which UTEL is a party or by which it is bound.

     Section 7.4 Liabilities. UTEL has no liabilities except liabilities for organizational expenses and expenses in connection with the acquisition contemplated by this Agreement.

                                    SECTION 8
                   CONDUCT OF SUNWEST PENDING THE CLOSING DATE

     SunWest covenants and agrees that between the date of this Agreement and the Closing Date:

     Section 8.1 Articles of Incorporation and Bylaws. No change will be made in SunWest's articles of incorporation or bylaws.

     Section 8.2 Capitalization, and So Forth. SunWest will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution, or issue, encumber, purchase, or otherwise acquire any of its capital stock.

     Section 8.3 Shareholders' Meeting. SunWest will submit this Agreement to the shareholders' meeting contemplated by Section 12.3 with a favorable recommendation by its board of directors and will use its best efforts to obtain the requisite shareholder approval.

     Section 8.4 Conduct of Business. SunWest will use all commercially reasonable efforts to (1) conduct its business in the ordinary course consistent with past practice, (2) preserve intact its relationships with third parties, and (3) keep available, to the extent reasonably necessary, the services of its current officers and key personal, subject to the terms of this Agreement.

     Section 8.5 Expenses and Costs. SunWest will not pay more than Fifty Thousand Dollars ($50,000.00) in respect of the liabilities for expenses and costs described in Section 1.2 hereof.

                                    SECTION 9
                    CONDUCT OF UTEL PENDING THE CLOSING DATE

     UTEL covenants and agrees that between the date hereof and the Closing
Date:

     Section 9.1 Meeting of UTEL's Shareholders. USURF America will vote all the outstanding shares of common stock of UTEL in favor of the acquisition of SunWest's assets by UTEL, subject to those liabilities expressly being assumed under Section 2.4 hereof, at a special meeting of UTEL's shareholders to be duly called and held on or before the Closing Date.

     Section 9.2 Information. UTEL will furnish SunWest with all information reasonably required concerning UTEL in connection with any application made by SunWest to the Colorado PUC, or to any other governmental or regulatory agency in connection with the transactions contemplated by this Agreement.

                                   SECTION 10
                            COVENANTS OF BOTH PARTIES

     Section 10.1 Access to Property and Records. From the date hereof to the Closing Date, UTEL and SunWest shall provide the other and its financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives reasonable access, during normal business hours and without material disruption to SunWest's business, to all of their books, documents, records, properties, plants and personnel that relate to SunWest's assets and business and, during such period, shall furnish as promptly as practicable to the other information as the other reasonably may request in connection with the transaction contemplated by this Agreement. No investigation by either party pursuant to this Section 10.1 shall affect any representations or warranty made by either party in this Agreement or the conditions to the obligations of the parties to consummate the transaction contemplated by this Agreement. If the acquisition is not consummated, all documents received in connection with this Agreement shall be returned to the party furnishing the same, and all information so received shall be treated as confidential.

     Section 10.2 Public Announcements. Each party agrees not to issue any press release or respond to any press inquiry with respect to this Agreement or the transaction contemplated herein without the prior approval of the other party (which approval will not be unreasonably withheld), except as may be required by applicable law or any requirement of any stock exchange on which the stock of any party is listed.

     Section 10.3 Non-Competition. SunWest acknowledges and agrees that (i) UTEL would not have entered into this Agreement to acquire SunWest's assets or business but for the following non-competition covenant of SunWest; (ii) this non-competition covenant is supported by good and sufficient consideration; and
(iii) it possesses information concerning its business and assets that would enable SunWest to injure UTEL and diminish the value of the investment by UTEL in the assets and business if SunWest should engage in any business that is competitive with the business acquired by UTEL pursuant to this Agreement. Therefore, SunWest hereby agrees to the following:

          (a) Without the prior written consent of UTEL, as specifically authorized or approved by its board of directors, or except as otherwise provided in this paragraph, SunWest will not directly or indirectly, engage in any business that provides the same or any similar services or products as those included in its current business or provided by UTEL anywhere within El Paso County, State of Colorado for a period of five (5) years from the Closing Date.

          (b) For purposes of this non-competition covenant, the term "indirectly" means the performance of services by any business or entity in which SunWest or any of SunWest's shareholders own or possess more than a one percent (1%) interest in profits, losses, capital, or stock ownership, or are members or partners, or for which SunWest or its shareholders act as an agent or representative, or to which SunWest or its shareholders provide consulting or advisory services.

     Section 10.4 Provision of USURF America Information. SunWest acknowledges it has had reasonable and adequate opportunity to review USURF America's (1) last-filed Annual Report on Form 10-KSB, as filed with the SEC; (2) Quarterly Reports on Form 10-QSB, as filed with the SEC; (3) a draft of Form SB-2 to be filed with the SEC; and (4) Current Reports on Form 8-K, as amended and as filed with the SEC. SunWest further acknowledges that USURF America has adequately, and to the complete satisfaction of SunWest, answered any and all questions of the officers of SunWest relating to the delisting of USURF America's stock from the American Stock Exchange ("AMEX").

     Section 10.5 Filing and Effectiveness of Registration Statement on Form SB-2. The Shares of Parent Common Stock to be issued to SunWest pursuant to this Agreement will be included in a Form SB-2 registration statement filed by USURF America with the SEC within fourteen (14) days after the filing of USURF America's Form 10-K for fiscal year 2003. Upon effective registration, such shares shall be free of restrictions and freely tradable; provided however, that such stock shall be covered by an agreement covering the sale thereof, which shall be substantially similar to the form attached hereto as Exhibit 10.5. UTEL shall cause USURF America to diligently:

          (a) prepare and file with the SEC a registration statement with respect to the Parent Common Stock and use its best efforts to cause such registration statement to become effective;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six (6) months;

          (c) use its best efforts to register or qualify the Parent Common Stock under such other securities or blue sky laws of such jurisdictions as SunWest (or any of its creditors and/or shareholders who receive Parent Common Stock per this Agreement) reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable SunWest (or its creditors and/or shareholders) to consummate the disposition in such jurisdictions of the Parent Common Stock owned by SunWest (or its creditors and/or shareholders).

     Section 10.6 Audit of SunWest. As soon as possible after the execution of this Agreement, SunWest shall cause its financial statements to be audited by its certified public accounting firm in a manner required by the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 ("Securities and Exchange Act") in order to assist USURF America, Inc. in the filing of its registration statement on form SB 2 covering Parent Common Stock to be issued to SunWest hereunder.

     Section 10.7 Compliance With Securities and Exchange Act and the Colorado Securities Act. At all times up to and including the Closing Date, and at all times following the Closing Date, USURF America shall do all things required to be in full compliance with all of the requirements of the Securities and Exchange Act and shall take no action that might jeopardize its compliance with the requirements of the Securities and Exchange Act. At all times up to and including the Closing Date, and at all times following the Closing Date, USURF America shall do all things required to be in full compliance with all of the requirements of the Colorado Securities Act and shall take no action that might jeopardize its compliance with the requirements of the Colorado Securities Act.

     Section 10.8 Filing of PUC Application. Promptly after the execution of this Agreement, SunWest shall apply to the PUC for approval of the transactions contemplated by this Agreement and UTEL shall cooperate with SunWest in such application.

     Section 10.9 Release of Liens. Simultaneously with the Closing Date, SunWest will cause Dan Potter ("Potter") to release any and all liens which he may have against the SunWest assets. The above to the contrary notwithstanding, Potter shall retain his perfected security interest in and to the proceeds received by SunWest in exchange for assets transferred to UTEL.

     Section 10.10 SunWest Services to UTEL. The parties will enter into good faith contract negotiations for SunWest to provide certain services to UTEL prior to the Closing Date, it being the parties' intention that such agreement be consummated no later than March 31, 2004.

                                   SECTION 11
                  CONDITIONS PRECEDENT TO SUNWEST'S OBLIGATIONS

     The obligations of SunWest under this Agreement are subject to fulfillment, before or on the Closing Date, of each of the following conditions, unless waived in writing by SunWest:

     Section 11.1 USURF America's Representations and Warranties. The representations and warranties of USURF America set forth in Section 6 hereof shall be true and correct at the Closing Date as though made at and as of that date, except as affected by transactions contemplated hereby.

     Section 11.2 USURF America's Covenants. USURF America shall have performed all covenants required by this Agreement to be performed by it on or before the Closing Date.

     Section 11.3 UTEL's Representations and Warranties. The representations and warranties of UTEL set forth in Section 7 hereof shall be true and correct at the Closing Date as though made at and as of that date, except as affected by transactions contemplated hereby.

     Section 11.4 UTEL's Covenants. UTEL shall have performed all covenants required by this Agreement to be performed by it on or before the Closing Date.

     Section 11.5 UTEL's Shareholder Approval. This Agreement shall have been adopted by USURF America voting all the issued and outstanding shares of UTEL's common stock in favor of the acquisition contemplated by this Agreement.

     Section 11.6 Opinion of USURF America's Counsel. USURF America shall have delivered to SunWest the opinion of its counsel, Chris Brenner, dated the Closing Date, in form and substance satisfactory to counsel for SunWest, to the effect that:

          (a) USURF America is a corporation duly organized, validly existing, and in good standing, and is duly qualified to do business as a foreign corporation in each jurisd10iction (if any) in which, to the best knowledge of counsel, its property or business requires such qualification.

          (b) UTEL is a corporation duly organized, validly existing and in good standing, and is duly qualified to do business as a foreign corporation in each jurisdiction (if any) in which, to the best knowledge of counsel), its property or business requires such qualification.

          (c) USURF's authorized capital stock is as set forth in Section 6.2 hereof.

          (d) The execution and consummation of this Agreement has been duly authorized and approved by USURF America's and UTEL's board of directors, and consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 6.5 hereof of which counsel has knowledge.

          (e) The shares of Parent Common Stock to be issued and delivered to SunWest pursuant to this Agreement will, upon such delivery, be duly and validly authorized and issued, fully paid and nonassessable.

                                   SECTION 12
                   CONDITIONS PRECEDENT TO UTEL'S OBLIGATIONS

     The obligations of UTEL under this Agreement are subject to the fulfillment, before or on the Closing Date, of each of the following conditions, unless waived in writing by UTEL:

     Section 12.1 SunWest's Representations and Warranties. The representations and warranties of SunWest set forth in Section 5 hereof shall be true and correct at the Closing Date as though made at and as of that date, except as affected by transactions contemplated hereby.

     Section 12.2 SunWest's Covenants. SunWest shall have performed all covenants required by this Agreement to be performed by it on or before the Closing Date.

     Section 12.3 Shareholder Approval. This Agreement shall have been adopted by the affirmative vote of the holders of at least a majority of all the shares of SunWest's common stock issued and outstanding and entitled to vote on this matter.

     Section 12.4 Opinion of SunWest's Counsel. SunWest shall have delivered to UTEL the opinion of SunWest's counsel, dated the Closing Date, in form and substance satisfactory to counsel for UTEL, to the effect that:

          (a) SunWest is a corporation duly organized, validly existing, and in good standing, and is duly qualified to do business as a foreign corporation in each jurisdiction (if any) in which, to the best knowledge of counsel, its property or business requires such qualification.

          (b) The execution and consummation of this Agreement has been duly authorized and approved by SunWest's board of directors and shareholders, and consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 5.6 hereof of which counsel has knowledge.

                                   SECTION 13
                  OBLIGATIONS OF SUNWEST AFTER THE CLOSING DATE

     SunWest covenants and agrees that:

     Section 13.1 Change of Name. On or immediately after the Closing Date, SunWest will amend its articles of incorporation so as to change its corporate name to "SW Liquidating Corporation" and will thereafter take such action as may reasonably be requested by UTEL to make its present corporate name available to UTEL.

     Section 13.2 Satisfaction of Unassumed Liabilities. On or immediately after the Closing Date, SunWest shall satisfy the liabilities of those creditors whose liabilities are not being assumed by UTEL as part of the acquisition contemplated by this Agreement, by delivering to those creditors in the following order and priority a certificate or certificates representing the number of shares (rounded off to the nearest full share) of Parent Common Stock equal in value as of the Closing Date to the outstanding principal balance owed to that creditor as of such date in satisfaction and cancellation of that liability:

          (a) First, to the following listed secured note holders in proportion to the outstanding principal balance owed with respect to their promissory notes: (i) Dan Potter as holder in due course of that certain promissory note dated as of March 17, 2000, in the original face amount of $7,200,000.00, originally made payable to CoBank, ACB; and (ii) Dan Potter as holder in due course of that certain promissory note dated as of March 17, 2000, in the original face amount of $650,000.00, originally made payable to CoBank, ACB; and

          (b) Second, to the following listed unsecured note holders in proportion to the outstanding principal balance owed with respect to their promissory notes: (i) King's Deer Development, LLC as holder of that certain promissory note dated January 25, 2001, in the original face amount of $82,000.00; (ii) King's Deer Development, LLC as holder of that certain promissory note dated February 15, 2001, in the original face amount of $25,000.00; (iii) King's Deer Development, LLC as holder of that certain promissory note dated February 21, 2001, in the original face amount of $40,000.00; (iv) King's Deer Development, LLC as holder of that certain promissory note dated February 28, 2001, in the original face amount of $100,000.00; (v) King's Deer Development, LLC as holder of that certain promissory note dated March 6, 2001, in the original face amount of $115,000.00; and (vi) Brent Hawker & Company as holder of that certain promissory note dated January 26, 2001, in the original face amount of $15,000.00..

     Section 13.3 Dissolution. From and after the Closing Date, SunWest will not engage in any business, will promptly liquidate and dissolve as a corporation, and will distribute to its shareholders those shares of Parent Common Stock remaining after satisfying those SunWest creditors described in Section 13.2 hereof in complete cancellation and redemption of shareholders' shares of SunWest capital stock, except that SunWest shall not distribute any fractional interests in Parent Common Stock, but shall arrange for the sale, for the account of its shareholders, of a sufficient number of Parent Common Stock to enable it to distribute cash in lieu of any fractional interests to which its shareholders would otherwise be entitled.

     Section 13.4 SunWest's Corporate Records. SunWest will make available for inspection and copying all books and records retained by it pursuant to Section 1.1(2) hereof to UTEL upon reasonable request for access thereto, and if at any time SunWest proposes to discard or destroy such books and records, it will first offer to transfer them without charge to UTEL.

                                   SECTION 14
                                 INDEMNIFICATION

     Section 14.1 Indemnification by SunWest. To the extent permitted by law, SunWest shall defend, indemnify and hold UTEL, and each of its officers, directors, affiliates, employees, agents and shareholders, harmless from and against any and all obligations, demands, losses, liabilities, damages, costs and expenses (including reasonable attorneys fees) asserted against or incurred by UTEL, or any of its officers, directors, affiliates, employees, agents and shareholders, resulting from or arising out of or in connection with:

          (a) any misrepresentation or breach by SunWest of any warranty, agreement or covenant contained in this Agreement or any other document executed, delivered or furnished by SunWest in connection herewith; and

          (b) federal and state income taxes, if any, imposed on SunWest as a result of the acquisition of its assets and business by UTEL.

     Section 14.2 Indemnification by USURF America. To the extent permitted by law, USURF America shall defend, indemnify and hold SunWest, and each of its officers, directors, affiliates, employees, agents and shareholders, harmless from and against any and all obligations, demands, losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) asserted against or incurred by SunWest, or any of its officers, directors, affiliates, employees, agents and shareholders, resulting from or arising out of or in connection with:

          (a) any misrepresentation or breach by USURF America of any warranty, agreement or covenant contained in this Agreement or any other document executed, delivered or furnished by USURF America in connection herewith;

          (b) any misrepresentation or breach by UTEL of any warranty, agreement or covenant contained in this Agreement or any other document executed, delivered or furnished by UTEL in connection herewith.

          (c) the operation of SunWest's business by UTEL on and after the Closing Date, other than liabilities not assumed by UTEL herein; or

          (d) any liabilities or obligations of SunWest or its business specifically assumed by UTEL pursuant to Section 2.4 hereof.

     Section 14.3 Indemnification Per the Registration Rights. To the extent permitted by law, USURF America shall defend, indemnify and hold harmless SunWest, its officers, directors, shareholders and those of its creditors receiving shares of Parent Common Stock pursuant to Section 13.2 hereof, any underwriter (as defined in the Securities Act) for such holder, and each person, if any, who controls SunWest or underwriter within the meaning of the Securities Act or the Securities Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Securities and Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and USURF America will reimburse each of SunWest, its officers, directors, shareholders and those of its creditors receiving shares of Parent Common Stock, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that USURF America shall not be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by SunWest or controlling person.

     Section 14.4 Survival of Representations and Warranties. Each representation or warranty made by any party in this Agreement shall survive the Closing Date.

                                   SECTION 15
                               DISPUTE RESOLUTION

     Section 15.1 Agreement to Use Procedure. The parties agree that any dispute between them relating to or arising out of this Agreement (the "Dispute"), will be resolved using only the procedures specified in this Section (the "Procedure").

     Section 15.2 Initiation of Procedure. A party who desires to initiate the Procedure (the "Initiating Party") shall give written notice to the other party, describing, in general terms, the nature of the Dispute and the Initiating Party's proposal to resolve the Dispute. The parties receiving such notice (the "Responding Party," whether one or more) shall have five (5) business days to respond (the "Response") to the Initiating Party's proposal. If, within ten (10) business days of the Response, the parties have been unable to resolve the dispute, the parties shall resolve the dispute pursuant to the following provisions.

     Section 15.3 Mediation. If the parties are unable to resolve the Dispute within ten (10) business days of the Response, the parties shall submit the dispute to non-binding mediation. The parties shall mutually agree to the selection of a qualified, neutral mediator no later than fifteen (15) business days following the date of the Response. The parties will use their best efforts to mediate the dispute within forty-five (45) days following the date of the Response.

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

     Section 15.4 Arbitration. If the parties are unable to resolve the Dispute through mediation, the Dispute shall be resolved through binding arbitration in accordance with this paragraph. No later than fifteen (15) days following the date of mediation, the parties shall submit the Dispute to the Denver, Colorado office of the American Arbitration Association ("AAA") for binding arbitration. Arbitration shall be conducted in accordance with the then-existing rules for commercial arbitration established by the AAA, to the extent that such rules do not conflict with this Agreement. Any decision or award by the arbitrator(s) shall be binding upon the parties. Judgment upon an award may be entered in any court having jurisdiction. All arbitration fees and expenses shall be shared equally by the disputing parties, unless the arbitrator determines that circumstances require otherwise.

     Section 15.5 Confidentiality. The entire arbitration process, including any stenographic, video, or audio record, shall be kept confidential. All conduct, statements, promises, offers, views, and opinions, whether oral or written, made during the course of the arbitration by a party, its agents, employees, representatives, or other attendees and by the arbitrator shall remain confidential and shall, where appropriate, be deemed privileged. Such conduct, statements, promises, offers, views, and opinions shall not be discoverable or admissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties.

                                   SECTION 16
                                   TERMINATION

     Section 16.1 Circumstances of Termination. This Agreement may be terminated (notwithstanding approval by the shareholders of any party hereto):

          (a) By the mutual consent in writing of the boards of directors of SunWest, USURF America and UTEL;

          (b) By the board of directors of SunWest if any condition provided in
Section 11 hereof has not been satisfied or waived on or before the Closing
Date;

          (c) By the board of directors of UTEL if any condition provided in
Section 12 hereof has not been satisfied or waived on or before the Closing Date; or

          (d) By the board of directors of either SunWest or UTEL if the Closing Date has not occurred by June 30, 2004, or if the holders of more than ten percent (10%) of SunWest's shares dissent at the shareholders' meeting called to approve this Agreement.

     Section 16.2 Effect of Termination. In the event of a termination of this Agreement pursuant to Section 16.1 hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement and no party (or any of its officers, directors, and shareholders) shall be liable to any other party for any costs, expenses, damage, or loss of anticipated profits hereunder.

                                   SECTION 17
                               GENERAL PROVISIONS

     Section 17.1 Tax Statements. USURF America, UTEL and SunWest mutually agree to cooperate with the preparation and filing of any statements required to be prepared and filed with a party's tax return for the year in which the Closing Date occurs, including but not limited to those statements required by Treas. Reg.ss.ss. 1.368-3 and 1.381(b)-1(b)(3).

     Section 17.2 Further Assurances. At any time, and from time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     Section 17.3 Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     Section 17.4 Brokers. Each party represents to the other party that no broker or finder has acted for it in connection with this Agreement and agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by it.

     Section 17.5 Notices. All notices, demands, requests and other communications that may be or are required to be given, made, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be deemed effective when actually delivered to the following addresses or when sent by facsimile transmission to the following facsimile telephone number:

       to SunWest:.......                        to USURF America or UTEL:

       SunWest Communications, Inc.              USURF America, Inc.
       Attention: Bart Atkinson, President       Attention: Kenneth J. Upcraft
       2790 N. Academy Boulevard,                6005 Delmonico Dr., Suite 140
       Colorado Springs, CO. 80917               Colorado Springs, CO 80919

     Each party may designate by notice, pursuant to this Section 17.5, a new address to which any notice, demand, request or communication may thereafter be given, made or sent.

     Section 17.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

     Section 17.7 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 17.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     Section 17.9 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

     Section 17.10 Confidentiality. At all times after the Closing Date, each of the parties will hold, and will cause its officers, representatives, attorneys, advisers and affiliates and such affiliates' respective officers, representatives, advisors, and affiliates to hold, in confidence and not disclose to other persons for any reason whatsoever any part of this Agreement or the terms or details of the transaction contemplated by this Agreement

(collectively, the "Information"), except to the extent (1) necessary for such party to consummate and give full effect to the transaction contemplated hereby,
(2) such Information is otherwise available from third parties without restriction on further disclosure or is required by order of any court or by law or by any regulatory agency to which any party is subject or in connection with any civil or administrative proceeding (each party agreeing to give prior notice, to the extent practicable, to the other party of any required disclosure of the Information), or (3) such Information is or becomes publicly known other than through actions, direct or indirect, of the other party, any of such party's officers, employees, representatives, attorneys, advisers or affiliates, or any of such affiliates' respective employees, officers, representatives, attorneys, advisers or affiliates.

     Section 17.11 Joint Authorship. This Agreement is a product of the negotiation of both parties hereto. For convenience it has been drafted by one of the parties hereto. This Agreement shall not be construed in favor of, or against, either party hereto.

     Section 17.12 Review by Counsel. The parties represent and warrant to each other that they have read and understand this Agreement, and that all parties hereto have consulted with, and been represented by legal counsel in connection with the negotiation and execution of this Agreement.

     Section 17.13 Incorporation of Recitals. The recitals of this Agreement are incorporated herein as substantive parts of this Agreement, and the recitals are true and correct.

     Section 17.14 Counterparts. This Agreement maybe executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the dates indicated below to be effective on the date first above written.

                                            USURF AMERICA, INC.


April 8, 2004                               By: /s/
-------------                               ------------------------------------
Date of Execution                           Douglas O. McKinnon, President



                                            UTEL, INC.


April 8, 2004                               By: /s/
-------------                               ------------------------------------
Date of Execution                           Douglas O. McKinnon, President



                                            SUNWEST COMMUNICATIONS, INC.


April 8, 2004                               By: /s/
-------------                               ------------------------------------
Date of Execution                           Bart Atkinson, President

STATE OF COLORADO              )
                               )   ss.
COUNTY OF EL PASO              )

     The foregoing instrument was acknowledged before me as of this 8th day of April, 2004, by Douglas O. McKinnon, as President of USURF AMERICA, INC. and UTEL , INC.

     Witness my hand and official seal.

My commission expires:                          /s/
                      -------------------       --------------------------------
                                                Notary Public

                                                --------------------------------
                                                Address

                                                --------------------------------


STATE OF COLORADO              )
                               )   ss.
COUNTY OF EL PASO              )

     The foregoing instrument was acknowledged before me this 8th day of April, 2004, by Bart Atkinson, as President of SUNWEST COMMUNICATIONS, INC.

     Witness my hand and official seal.

My commission expires:                          /s/
                      -------------------       --------------------------------
                                                Notary Public

                                                --------------------------------
                                                Address

                                                --------------------------------




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